Exhibit 99.1

Towers Watson Reports Strong First Quarter Earnings

  Revenue increased 8% over prior year first quarter (7% constant currency)
  EBITDA Margin increased to 19.5%, from 18.0% for the prior year first quarter
  Adjusted Diluted Earnings per Share of $1.32
  Diluted Earnings per Share of $1.16

ARLINGTON, Va.--(BUSINESS WIRE)--November 5, 2014--Towers Watson (NYSE, NASDAQ: TW), a leading global professional services company, today announced financial results for the first quarter of fiscal year 2015, which ended September 30, 2014.

The information contained in this press release reflects the expansion of the Exchange Solutions Segment which took effect as of July 1, 2014. Please refer to our 8-K filed on September 16, 2014 for information on the recast of our fiscal year 2014 segment results.

Total revenues were $878 million for the quarter, an increase of 8% (7% constant currency) from $810 million for the first quarter of fiscal 2014. On an organic basis, which excludes the impact of changes in foreign currency exchange rates, acquisitions and divestitures, revenues increased 7% from the prior-year first quarter.

EBITDA for the first quarter of fiscal 2015 was $171 million, or 19.5% of revenues, versus Adjusted EBITDA of $146 million, or 18.0% of revenues, for the prior-year first quarter.

Income from continuing operations for the first quarter of fiscal 2015 was $82 million, a decrease from $86 million for the prior-year first quarter. For the quarter, diluted earnings per share from continuing operations were $1.16 and adjusted diluted earnings per share from continuing operations were $1.32. The tax rate for the quarter for continuing operations was 35%. As a reminder, the tax rate in the first quarter of the prior fiscal year was 15% due to the impact of favorable tax settlements.

“We are very pleased with the first quarter results, especially with the strong results delivered by the Benefits and Exchange Solutions segments. Bulk lump sum, healthcare consulting and pension administration drove revenue growth in the Benefits segment. A strong off-cycle enrollment period and the excellent work delivered by the health and welfare administration group drove growth in Exchange Solutions,” said John Haley, chief executive officer. “There was also a significant item of note this past quarter. Towers Watson’s One Exchange was selected to be the retiree medical exchange provider for the Ohio Public Employee Retirement System (OPERS) Medicare Connector, effective January 2016. We are very excited by this announcement and look forward to the opportunity to serve OPERS’ retirees.”

First Quarter Company Highlights

Benefits

For the quarter, the Benefits segment had revenues of $466 million, an increase of 8% (7% increase constant currency) from $431 million in the prior-year first quarter. Retirement had mid-single digit constant currency revenue growth, primarily due to an increase of bulk lump sum work in the Americas region. Health and Group Benefits had mid-single digit constant currency revenue growth driven by new client work. Technology and Administration Solutions constant currency revenue grew by low double digits due to bulk lump sum and increased project activity across all regions. The Benefits segment had a Net Operating Income (“NOI”) margin of 33% in the first quarter of fiscal 2015.

Risk and Financial Services

For the quarter, the Risk and Financial Services segment had revenues of $148 million, an increase of 4% (1% increase constant currency) from $142 million in the prior-year first quarter. Risk Consulting and Software had constant currency revenue growth of mid-single digits due to support of software sales and project work. Investment constant currency revenues decreased by mid-single digits, reflecting strong comparables from the first quarter of fiscal year 2014. The Risk and Financial Services segment had an NOI margin of 24% in the first quarter of fiscal 2015.

Talent and Rewards

For the quarter, the Talent and Rewards segment had revenues of $153 million, flat as compared to prior year first quarter (flat constant currency). Executive Compensation constant currency revenue increased by low double digits with revenue growth in all regions. Rewards, Talent and Communication constant currency revenue had a low single digit decline due to deferred OneExchange revenue related projects. As planned, Data, Surveys and Technology had a mid-single digit constant currency revenue decline due to the timing of survey delivery. The Talent and Rewards segment had an NOI margin of 24% in the first quarter of fiscal 2015. The first half of the fiscal year typically has stronger margins due to the seasonality of the business.

Exchange Solutions

For the quarter, the Exchange Solutions segment had revenues of $86 million, an increase of 41% (41% increase constant currency) from $61 million in the prior-year first quarter. Our Retiree and Access Exchanges revenue increased around 50%. Health and Welfare Administration revenues grew by mid-teens. Active Exchanges revenues grew around $4 million. As a reminder, Active Exchange revenues were first recognized with the acquisition of Liazon in November 2013. The Exchange Solutions segment had an NOI margin of 16% in the first quarter of fiscal 2015. The second half of the fiscal year is seasonally stronger due to the timing of enrollments.

Outlook for Fiscal 2015

For fiscal 2015, the company expects to report revenues of around $3.6 billion and adjusted diluted earnings per share in the range of $5.85 to $5.97. This guidance assumes an average exchange rate of 1.62 U.S. dollars to the British Pound and 1.28 U.S. dollars to the Euro for fiscal 2015.

For the second quarter of fiscal 2015, the company expects to report revenues in the range of $910 million to $930 million, reflecting constant currency revenue growth in the mid-single digits, and adjusted diluted earnings per share in the range of $1.46 to $1.51.

Conference Call

The company will host a live webcast and conference call to discuss the financial results for the first quarter of fiscal 2015. It will be held on Wednesday, November 5, 2014, beginning at 9:00 a.m. Eastern Time, and can be accessed via the Internet at www.towerswatson.com. The replay of the call will be available shortly after the live call for a period of three months. A telephonic replay will also be available for two weeks after the call by dialing 617-801-6888 and using confirmation number 68008534.

About Towers Watson

Towers Watson is a leading global professional services company that helps organizations improve performance through effective people, risk and financial management. With 15,000 associates around the world, the company offers consulting, technology and solutions in the areas of benefits, talent management, rewards, and risk and capital management. Learn more at towerswatson.com.

Use of Non-GAAP Measures

In order to assist readers of our financial statements in understanding the core operating results that the Company’s management uses to evaluate the business and for financial planning, we present the following non U.S. GAAP measures: (1) Adjusted EBITDA, (2) Adjusted Diluted Earnings Per Share from continuing operations, (3) Adjusted income from continuing operations (attributable to common stockholders) and (4) Free Cash Flow. The Company believes these measures are relevant and provide useful information widely used by analysts, investors and other interested parties in our industry to provide a baseline for evaluating and comparing our operating results.

We consider Adjusted EBITDA and Adjusted Diluted Earnings Per Share from continuing operations to be important financial measures, which we use to internally evaluate and assess our core operations, and benchmark our operating results against our competitors. We use Adjusted EBITDA to evaluate and measure our performance-based compensation plans. Adjusted EBITDA and Adjusted Diluted Earnings Per Share are important in illustrating what our operating results would have been had we not incurred these acquisition-related expenses. Adjusted Income from continuing operations (attributable to common stockholders) is used solely for the purpose of calculating Adjusted diluted earnings per share. Free Cash Flow is used to evaluate our core operating performance.

The Company’s non-U.S. GAAP measures and their accompanying definitions are presented as follows:

  Adjusted EBITDA – net income (attributable to common stockholders) adjusted for discontinued operations, net of tax, provision for income taxes, interest, net, depreciation and amortization, transaction and integration expenses, stock-based compensation, and other non-operating income excluding income from variable interest entity.
  Adjusted Diluted Earnings Per Share from continuing operations – diluted earnings per share from continuing operations adjusted for discontinued operations, net of tax, and adjusted for certain tax effected merger and acquisition related items of transaction and integration expenses, non-cash stock-based compensation, and amortization of intangible assets.
  Adjusted income from continuing operations (attributable to common stockholders) – net income (attributable to common stockholders) adjusted for discontinued operations, net of tax, and adjusted for certain tax effected merger and acquisition related items of transaction and integration expenses, non-cash stock-based compensation, and amortization of intangible assets.
  Free Cash Flow - Cash Flows from Operating Activities less cash flows used for Fixed Assets and Software for Internal Use, each of which is presented on the GAAP Consolidated Statements of Cash Flows.

These non-U.S. GAAP measures are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies. Non-U.S. GAAP measures should be considered in addition to, and not as a substitute for, the information contained within our financial statements.

Reconciliation of Net income (attributable to common stockholders) to Adjusted EBITDA, Net income (attributable to common stockholders) to Adjusted income from continuing operations, Diluted earnings per share from continuing operations to Adjusted Diluted Earnings Per Share from continuing operations and Free Cash Flow are included in the accompanying tables to today’s press release.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements and other forward-looking statements in this document by words such as “may”, “will”, “would”, “expect”, “anticipate”, “believe”, “estimate”, “plan”, “intend”, “continue”, or similar words, expressions or the negative of such terms or other comparable terminology. Such statements are based upon the current beliefs and expectations of Towers Watson's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: a decline in client demand (for example, resulting from the reduced use of defined benefit plans); the risk of a disclosure breach of company or client data; the ability to successfully make suitable acquisitions and divestitures; the risk that the acquisitions of Extend Health and Liazon are not profitable or are not otherwise successfully integrated; our ability to protect client data and our information systems; the risk that potential changes in federal and state health care regulations, or future interpretation of existing regulations, may have a material adverse impact on our business; the risk that our Exchange Solutions or OneExchange businesses fail to maintain good relationships with insurance carriers, become dependent upon a limited number of insurance carriers or fail to develop new insurance carrier relationships; the risk that changes and developments in the health insurance system in the United States could harm our business; our ability to respond to rapid technological changes; the ability to recruit and retain qualified employees and to retain client relationships; and the risk that a significant or prolonged economic downturn could have a material adverse effect on Towers Watson's business, financial condition and results of operations. Additional risks and factors are identified under “Risk Factors” in Towers Watson’s most recent Annual Report on Form 10-K filed with the SEC.

You should not rely upon forward-looking statements as predictions of future events because these statements are based on assumptions that may not come true and are speculative by their nature. Towers Watson does not undertake an obligation to update any of the forward-looking information included in this document, whether as a result of new information, future events, changed expectations or otherwise.

TOWERS WATSON & CO.
Supplemental Segment Information
(In Thousands of U.S. Dollars)
(Unaudited)

Segment Revenue

	Revenue for the Three
	Months Ended September 30,		% Change	Currency	Acquisitions	% Change
	2014	2013	GAAP	Impact	Divestitures	Organic

Benefits*	$465,587	$431,255	8%	1%	0%	7%
Risk & Financial Services	148,026	141,783	4%	3%	0%	1%
Talent & Rewards	153,294	153,569	0%	0%	0%	0%
Exchange Solutions*	86,282	61,164	41%	0%	4%	37%
Reportable Segments	$853,189	$787,771

*FY14 recast to reflect Exchange Solutions Segment expansion
Reconciliation of Reportable Segment Revenues to Consolidated Revenues

	Three Months Ended September 30,
	2014	2013

Reportable Segments	$853,189	$787,771
Reimbursable Expenses and Other	24,918	22,168
Consolidated Revenues	$878,107	$809,939

Segment Net Operating Income

	Three Months Ended September 30,
	2014	2013

Benefits*	$155,759	$129,538
Risk & Financial Services	35,561	22,487
Talent & Rewards	36,843	44,064
Exchange Solutions*	14,012	14,456
Reportable Segments	$242,175	$210,545

*FY14 recast to reflect Exchange Solutions Segment expansion

Reconciliation of Reportable Segment Net Operating Income to Income from Operations

	Three Months Ended September 30,
	2014	2013

Reportable Segments	$242,175	$210,545
Differences in Allocation Methods	15,712	9,986
Amortization of Intangible Assets	(17,537)	(18,892)
Stock-Based Compensation	(5,552)	(3,563)
Discretionary Compensation	(92,364)	(76,122)
Payroll Tax on Discretionary Compensation	(5,519)	(4,568)
Other, net	(10,917)	(14,965)
Income from Operations	$125,998	$102,421

TOWERS WATSON & CO.
Reconciliation of Non-GAAP Measures
(In Thousands of U.S. Dollars, Except Per Share Data)
(Unaudited)

	Three Months Ended		Three Months Ended
	September 30, 2014		September 30, 2013

Net Income (attributable to common stockholders)	$81,558		$88,214
Less: Income from Discontinued Operations, net of tax	-		2,444
Income from Continuing Operations (attributable to common stockholders)	81,558		85,770
Adjusted for certain acquisition related items:
Amortization of intangible assets	11,383		16,110
Adjusted Income from continuing operations	$92,941		$101,880

Weighted average shares of common stock, diluted (000)	70,596		71,046

Diluted EPS from continuing operations	$1.16		$1.21
Adjusted for certain acquisition related items:
Amortization of intangible assets	0.16		0.22
Adjusted Diluted EPS from continuing operations	$1.32		$1.43

	Three Months Ended		Three Months Ended
	September 30, 2014		September 30, 2013

Income from Continuing Operations (attributable to common stockholders)	$81,558		$85,770
Provision for Income Taxes	44,062		14,808
Interest, net	1,265		1,907
Depreciation and Amortization	44,869		43,385
Other Non-Operating Income	(831)		(38)
EBITDA/Adjusted EBITDA and Margin	170,923	19.5%	145,832	18.0%

TOWERS WATSON & CO.
Condensed Consolidated Statements of Operations
(In Thousands of U.S. Dollars, Except Per Share Data)
(Unaudited)
	Three Months Ended September 30,
	2014	2013

Revenue	$878,107	$809,939

Costs of providing services:
Salaries and employee benefits	533,528	500,419
Professional and subcontracted services	62,205	61,400
Occupancy	36,073	33,545
General and administrative expenses	75,434	68,769
Depreciation and amortization	44,869	43,385
	752,109	707,518

Income from operations	125,998	102,421

Interest income	1,063	529
Interest expense	(2,328)	(2,436)
Other non-operating income	831	38

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	125,564	100,552

Provision for income taxes	44,062	14,808

INCOME FROM CONTINUING OPERATIONS	81,502	85,744

Income from discontinued operations, net of tax of $- and $2,551, respectively	-	2,444

NET INCOME BEFORE NON-CONTROLLING INTERESTS	81,502	88,188

Less: Loss attributable to non-controlling interests	(56)	(26)

NET INCOME (attributable to common stockholders)	$81,558	$88,214

Basic earnings per share (attributable to common stockholders):
Income from continuing operations	$1.16	$1.21
Income from discontinued operations	-	0.04
Net income	$1.16	$1.25

Diluted earnings per share (attributable to common stockholders):
Income from continuing operations	$1.16	$1.21
Income from discontinued operations	-	0.03
Net income	$1.16	$1.24

Weighted average shares of common stock, basic (000)	70,182	70,801
Weighted average shares of common stock, diluted (000)	70,596	71,046

TOWERS WATSON & CO.
Condensed Consolidated Balance Sheets
(In Thousands of U.S. Dollars, Except Share Data)
(Unaudited)
	September 30,	June 30,
	2014	2014

Assets
Cash and cash equivalents	$543,350	$727,849
Fiduciary Assets	15,665	12,010
Short-term investments	130,340	122,761
Receivables from clients:

Billed, net of allowances of $11,082 and $8,075	464,158	507,213
Unbilled, at estimated net realizable value	326,168	314,020
	790,326	821,233

Other current assets	136,268	124,645
Total current assets	1,615,949	1,808,498

Fixed assets, net	373,699	374,444
Deferred income taxes	73,702	79,103
Goodwill	2,240,672	2,313,058
Intangible assets, net	629,026	657,293
Other assets	435,826	395,390
Total Assets	$5,368,874	$5,627,786

Liabilities
Accounts payable, accrued liabilities and deferred income	$356,071	$404,760
Employee-related liabilities	330,234	518,532
Fiduciary liabilities	15,665	12,010
Term loan - current	25,000	25,000
Other current liabilities	29,940	74,297
Total current liabilities	756,910	1,034,599

Revolving credit facility	135,000	-
Term loan	193,750	200,000
Accrued retirement benefits and other employee-related liabilities	717,497	768,024
Professional liability claims reserve	227,591	225,959
Other noncurrent liabilities	286,637	288,255
Total Liabilities	2,317,385	2,516,837

Commitments and contingencies

Stockholders' Equity
Class A Common Stock -- $0.01 par value: 300,000,000 shares authorized;
74,552,661 issued, and 70,071,751 and 70,338,891 outstanding	746	746
Additional paid-in capital	1,855,365	1,849,119
Treasury stock, at cost -- 4,480,910 and 4,213,770 shares	(321,104)	(286,182)
Retained earnings	1,793,977	1,722,927
Accumulated other comprehensive loss	(291,425)	(189,702)
Total Stockholders' Equity	3,037,559	3,096,908
Non-controlling interest	13,930	14,041
Total Equity	3,051,489	3,110,949

Total Liabilities and Total Equity	$5,368,874	$5,627,786

TOWERS WATSON & CO.
Condensed Consolidated Statements of Cash Flows
(In Thousands of U.S. Dollars)
(Unaudited)
	Three Months Ended September 30,
	2014	2013

Cash flows used in operating activities:
Net income before non-controlling interests	$81,502	$88,188
Adjustments to reconcile net income to net cash used in operating activities:
Provision for doubtful receivables from clients	7,994	1,469
Depreciation	27,332	24,492
Amortization of intangible assets	17,537	19,330
Provision for deferred income taxes	25,893	48,796
Stock-based compensation	11,174	6,641
Other, net	975	797
Changes in operating assets and liabilities
Receivables from clients	(960)	40,636
Fiduciary assets	(3,655)	(1,913)
Other current assets	(24,418)	(4,264)
Other noncurrent assets	(4,240)	(567)
Accounts payable, accrued liabilities and deferred income	(59,649)	(17,790)
Employee-related liabilities	(173,084)	(233,084)
Fiduciary liabilities	3,655	1,913
Accrued retirement benefits and other employee-related liabilities	(65,744)	(75,548)
Professional liability claims reserves	4,995	(4,681)
Other current liabilities	5,255	1,787
Other noncurrent liabilities	(9,299)	(638)
Income tax related accounts	(50,445)	(47,428)
Cash flows used in operating activities	(205,182)	(151,864)

Cash flows (used in) from investing activities:
Cash paid for business acquisitions	(1,255)	-
Fixed assets and software for internal use	(15,714)	(25,760)
Capitalized software costs	(17,900)	(10,408)
Purchases of held-to-maturity investments	(127,431)	-
Redemptions of held-to-maturity investments	107,330	-
Purchases of available-for-sale securities	(11)	(326)
Sales and redemptions of available-for-sale securities	11,721	54,580
Cash flows (used in) from investing activities	(43,260)	18,086

Cash flows from financing activities:
Borrowings under credit facility	145,000	30,000
Repayments under credit facility	(10,000)	-
Repayments of notes payable	(6,250)	(6,250)
Cash paid on retention liabilities	(284)	-
Dividends paid	(9,723)	(613)
Repurchases of common stock	(37,350)	(80)
Payroll tax payments on vested shares	(10,363)	(6,965)
Excess tax benefits	4,229	9,065
Cash flows from financing activities	75,259	25,157

Effect of exchange rates on cash	(11,316)	638

Decrease in cash and cash equivalents	(184,499)	(107,983)

Cash and cash equivalents at beginning of period	727,849	532,805

Cash and cash equivalents at end of period	$543,350	$424,822

CONTACT:
Towers Watson
Investor Contact:
Aida Sukys, +1 703-258-8033
aida.sukys@towerswatson.com